Exhibit 10.46

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is made as of this 25th day of May, 2007 by and among (1) NEIPF, L.P. (including its successors and assigns, “NEIPF”), (2) COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as “Investment Manager” and (3) SILICON VALLEY BANK (including its successors and assigns, “SVB”). NEIPF and SVB are sometimes referred to individually as “Lender” and together as “Lenders.”

RECITALS

A. VERTICAL COMMUNICATIONS, INC. (“VCI”), VERTICAL COMMUNICATIONS ACQUISITION CORP. (“VCAC”), VODAVI TECHNOLOGY, INC. (“Vodavi”) and VODAVI COMMUNICATIONS SYSTEMS, INC. (“Vodavi Comm,” and together with VCI, VCAC, and Vodavi, the “Borrowers” and each a “Borrower”) have obtained from NEIPF a loan facility for working capital purposes (the “NEIPF Loan”) pursuant to the terms and conditions of a Credit Agreement dated as of October 18, 2006, by and among the VCI, VCAC, Investment Manager and NEIPF and certain other signatories thereto and a Joinder Agreement by Vodavi in favor of Investment Manager and NEIPF dated December 4, 2006 and a Joinder Agreement by Vodavi Comm in favor of Investment Manager and NEIPF dated May 25, 2007 (such Credit Agreement and Joinder Agreement, together the “NEIPF Credit Agreement”). Borrowers’ obligations under the NEIPF Credit Agreement are secured by security interests in favor of Investment Manager and NEIPF in all of the Collateral.

B. SVB has made a revolving line of credit available to Borrowers (hereafter, “SVB Loan”) in accordance with the terms of that certain Loan and Security Agreement among SVB and the Borrowers dated May 25, 2007 (the “SVB Loan Agreement”). Borrowers’ obligations under the SVB Loan Agreement are secured by security interests in favor of SVB in all of the Collateral.

C. The parties have entered into this Agreement to set forth the relative priorities of each party’s security interests in the Collateral.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

SECTION 1. Certain Definitions. In addition to the terms defined in the recitals hereto, the following terms shall have the following meanings for the purposes of this Agreement:

SECTION 1.1 Accounts Receivable. The term “Accounts Receivable” means Borrowers’ “Accounts”, as such term is defined in the SVB Loan Agreement as of the date hereof (without giving any effect to any amendment of such definition after the date hereof), and all proceeds thereof.

SECTION 1.2 Cash Collateral Account. The term “Cash Collateral Account” shall have the meaning give to that term in the SVB Loan Agreement as of the date hereof (without giving any effect to any amendment of such definition after the date hereof), and shall include all cash or other deposits on deposit therein.

SECTION 1.3 Code. The term “Code” shall mean with respect to the Collateral the Uniform Commercial Code as may, from time to time, be enacted and in effect in the State of New York or the Commonwealth of Massachusetts, as applicable.

SECTION 1.4 Collateral. The term “Collateral” shall mean “Collateral) as defined in the SVB Loan Agreement or the NEIPF Loan Agreement, as applicable, including without limitation in each case, all of the real, personal and mixed assets, property and interests in property of Borrowers, whether now owned or hereafter acquired (whether by purchase or lease), including, without limitation, all of Borrowers’ accounts, inventory, equipment, motor vehicles, documents, instruments, fixtures, general intangibles, chattel paper, contract rights, and records relating thereto, together with the proceeds and products thereof.

SECTION 1.5 Collection Action. The term “Collection Action” shall mean any of the following actions by any Lender: (a) ask, demand, sue for, take or receive from or on behalf of Borrowers, by set-off or in any other manner, the whole or any part of any monies which may now or hereafter be owing by Borrowers to Lender on such Lender’s Debt (other than the receipt of payments in the ordinary course of business in accordance with the SVB Documents or the NEIPF Documents, as the case may be, prior to the occurrence of an Event of Default), (b) initiate or participate with others in any suit, action or proceeding against Borrowers to enforce payment of or to collect the whole or any part of such Lender’s Debt, (c) ask, demand, take or receive any additional security for any of such Lender’s Debt, or (d) initiate or participate with others in any action to realize upon such Lender’s Security Interest or any of the assets of Borrowers. “Collection Action” shall not include the acceleration of payment of such Lender’s Debt.

SECTION 1.6 Designated Deposit Account. The term “Designated Deposit Account” shall have the meaning given to that term in the SVB Loan Agreement as of the date hereof (without giving any effect to any amendment of such definition after the date hereof), and shall include all cash or other deposits or deposit therein.

SECTION 1.7 Event Of Default. The term “Event of Default” shall have the meaning given that term in the NEIPF Documents and the SVB Documents, as the case may be.

SECTION 1.8 Indefeasibly Paid. The term “Indefeasibly Paid” shall mean, with respect to the making of any payment or in respect of any Lender’s Debt, a payment in cash of such Lender’s Debt in full, which payment is not subject to avoidance or rescission in any Insolvency Proceeding that has been commenced at or within ninety (90) days of the time of such payment.

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SECTION 1.9 Insolvency Proceeding. The term “Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, charter revocation or forfeiture, arrangement, adjustment, composition, or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each instance, undertaken under Federal, state or foreign law.

SECTION 1.10 Inventory. The term “Inventory” means Borrowers’ “Inventory”, as such term is defined in the SVB Loan Agreement as of the date hereof (without giving any effect to any amendment of such definition after the date hereof), and all proceeds thereof.

SECTION 1.11 Lender’s Debt. The term “Lender’s Debt” means either the NEIPF Debt or the SVB Debt, as the case may be or the context may require.

SECTION 1.12 Lender’s Documents. The term “Lender’s Documents” means either the NEIPF Documents or the SVB Documents as the case may be or the context may require.

SECTION 1.13 NEIPF Debt. The term “NEIPF Debt” shall mean the indebtedness, obligations and liabilities now or hereafter owed by Borrowers to NEIPF under the NEIPF Documents as such may be amended or modified from time to time(including without limitation the NEIPF Loan and the payment of any indebtedness arising under any other instrument benefiting NEIPF), and any renewals thereof.

SECTION 1.14 NEIPF Documents. The term “NEIPF Documents” shall mean and include the NEIPF Credit Agreement and all other instruments or agreements now or hereafter evidencing or securing the whole or any part of the NEIPF Debt, as the same may be amended or modified from time to time.

SECTION 1.15 NEIPF Security Interest. The term “NEIPF Security Interest” shall mean the liens and security interests with respect to the Collateral granted by Borrowers, as debtors, to NEIPF and Investment Manager, as secured parties, pursuant to the NEIPF Documents.

SECTION 1.16 NEIPF Senior Collateral. The term “NEIPF Senior Collateral” shall mean all Collateral not constituting SVB Senior Collateral.

SECTION 1.17 Security Interests. The term “Security Interests” shall mean, collectively, the SVB Security Interests and NEIPF Security Interests. Security Interest shall mean either of the aforementioned, as the case may be or the context may require.

SECTION 1.18 SVB Debt. The term “SVB Debt” shall mean the indebtedness, obligations and liabilities now or hereafter owed by Borrowers to SVB under the SVB Documents, as such may be amended or modified from time to time (including without limitation, the SVB Loan and the payment of any indebtedness arising under any other instrument benefiting SVB), and any renewals thereof.

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SECTION 1.19 SVB Documents. The term “SVB Documents” shall mean and include the SVB Loan Agreement, the SVB Security Agreements and all other instruments or agreements evidencing or securing the whole or any part of the SVB Debt, as the same may be amended or modified from time to time.

SECTION 1.20 SVB Security Agreements. The term “SVB Security Agreements” shall mean the SVB Loan Agreement, and all other similar documents executed by Borrowers and creating the SVB Security Interest, as the same may be amended or modified from time to time.

SECTION 1.21 SVB Security Interest. The term “SVB Security Interest” shall mean the liens, security interests and any other rights with respect to the Collateral granted by Borrowers, as debtors, to SVB, as secured party, pursuant to the SVB Documents.

SECTION 1.22 SVB Senior Collateral. The term “SVB Senior Collateral” shall mean all Accounts Receivable and Inventory, the Designated Deposit Account and the Cash Collateral Account.

SECTION 2. Consent. SVB and NEIPF hereby consent to the making of the other Lender’s respective loans and credit extensions to Borrowers and to the granting and existence of the Security Interests, despite any prohibitions which might exist in the NEIPF Documents or the SVB Documents, and each SVB and NEIPF consents to the Borrowers’ payment of their indebtedness and obligations under and in accordance with the terms of the NEIPF Documents and the SVB Documents, as applicable.

SECTION 3. Priority of Liens and Security Interests. Lenders agree and declare that at all times, whether before, after, or during the pendency of any bankruptcy, reorganization or other Insolvency Proceeding, and notwithstanding the priorities which would ordinarily result from the order of the granting of any such Security Interest, or the order, sequence or date of the filing of any financing statements, or obtaining of possession or control (whether pursuant to a control agreement or automatically as prescribed by the Code), notwithstanding the right to set off which may exist under the NEIPF Documents or the SVB Documents (which shall include for such purposes any account agreement between any Borrower and SVB) and whether or not perfected or unavoidable: (a) the NEIPF Security Interest shall constitute and be a senior and superior security interest, lien and charge in and upon the NEIPF Senior Collateral and prior in right to any interest of SVB in the NEIPF Senior Collateral howsoever arising, and that SVB’s Security Interest shall be subject and subordinate to the NEIPF Security Interest with respect to the NEIPF Senior Collateral, and (b) the SVB Security Interest shall constitute and be a senior and superior security interest, lien and charge in and upon the SVB Senior Collateral and prior in right to any interest of NEIPF in the SVB Senior Collateral howsoever arising, and that NEIPF Security Interest shall be subject and subordinate to SVB Security Interest with respect to the SVB Senior Collateral. The parties agree that the records shall reflect the respective priorities of their Security Interests.

SECTION 4. Subordination; Standby — SVB. SVB shall not take any Collection Actions with respect to the NEIPF Senior Collateral, unless and until the NEIPF Debt shall have been fully paid and satisfied, except as authorized pursuant to Section 8 of this Agreement. This

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subordination provision shall apply with respect to all of the SVB Debt, regardless of how or in what manner the SVB Debt is incurred, or whether the SVB Debt has already been incurred or may be incurred in the future by future advances or other financial accommodations made or extended by SVB, or whether such future advances or other financial accommodations are made at the discretion of SVB under the SVB Documents or pursuant to commitment, collection efforts or otherwise. If SVB in violation of this Agreement shall attempt any Collection Action (other than a Collection Action with respect to the SVB Senior Collateral (other than the Designated Deposit Account) or as permitted pursuant to Section 8 of this Agreement), then NEIPF and Investment Manager may interpose as a defense or plea the making of this Agreement and NEIPF and Investment Manager may intervene and interpose such defense in its name or in the name of Borrowers, and NEIPF and Investment Manager may by virtue of this Agreement restrain the enforcement thereof in the name of Borrowers, or NEIPF.

SECTION 5. Subordination; Standby – NEIPF, Investment Manager. Neither NEIPF nor Investment Manager shall take any Collection Actions with respect to the SVB Senior Collateral, unless and until the SVB Debt shall have been fully paid and satisfied, except as authorized pursuant to Section 7 of this Agreement. This subordination provision shall apply with respect to all of the NEIPF Debt, regardless of how or in what manner the NEIPF Debt is incurred, or whether the NEIPF Debt has already been incurred or may be incurred in the future by future advances or other financial accommodations made or extended by NEIPF, or whether such future advances or other financial accommodations are made at the discretion of NEIPF under the NEIPF Documents or pursuant to commitment, collection efforts or otherwise. If NEIPF or Investment Manager in violation of this Agreement shall attempt any Collection Action (other than a Collection Action with respect to the NEIPF Senior Collateral or as permitted pursuant to Section 7 of this Agreement), then SVB may interpose as a defense or plea the making of this Agreement and SVB may intervene and interpose such defense in its name or in the name of Borrowers, and SVB may by virtue of this Agreement restrain the enforcement thereof in the name of Borrowers, or SVB.

SECTION 6. Standby With Respect to Designated Deposit Account. Notwithstanding anything to the contrary contained herein, SVB shall not take any Collection Actions with respect to the Designated Deposit Account until the earliest to occur of (i) ninety (90) days following receipt by Investment Manager and NEIPF of written notice from SVB of SVB’s intention to take Collection Actions with respect to the Designated Deposit Account following the occurrence and during the continuance of an Event of Default under the SVB Documents, (ii) receipt by SVB of written consent to the taking of such Collection Actions with respect to the Designated Deposit Account from Investment Manager and NEIPF, which consent may be granted or denied in the sole discretion of Investment Manager and NEIPF, as applicable, or (iii) the commencement of an Insolvency Proceeding with respect to any Borrower. If SVB in violation of this Agreement shall attempt any Collection Action with respect to the Designated Deposit Account, then NEIPF and Investment Manager may interpose as a defense or plea the making of this Agreement and NEIPF and Investment Manager may intervene and interpose such defense in its name or in the name of Borrowers, and NEIPF and Investment Manager may by virtue of this Agreement restrain the enforcement thereof in the name of Borrowers, or NEIPF.

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SECTION 7. Permitted Action by NEIPF and Investment Manager. Notwithstanding the provisions of Section 5 hereof, NEIPF and Investment Manager may take Collection Actions against Borrowers and realize upon the NEIPF Security Interest in any of the SVB Senior Collateral upon the occurrence of the following events: (a) Borrowers shall have defaulted under the NEIPF Documents, (b) NEIPF and Investment Manager shall have given Borrowers and SVB at least one hundred eighty (180) days prior written notice of such default, (c) Borrowers shall not have cured or caused to be cured such default under the SVB Documents, and (d) SVB shall not have commenced to take action to realize upon the SVB Security Interest in the SVB Senior Collateral; provided, however, that NEIPF and Investment Manager may take Collection Actions against Borrowers and realize upon the NEIPF Security Interest in the NEIPF Senior Collateral upon the occurrence of an Event of Default under the NEIPF Documents. Upon the request of SVB, NEIPF and Investment Manager shall immediately cease any Collection Actions then being pursued by NEIPF or Investment Manager with respect to the SVB Senior Collateral if SVB at any time elects, in its sole discretion, to demand payment of the SVB Debt and commence any Collection Actions against Borrowers with respect to the SVB Senior Collateral under the SVB Documents or as otherwise authorized by applicable law. Nothing in this Section or elsewhere in this Agreement shall be deemed to confer upon NEIPF and Investment Manager any rights in or priority with respect to the SVB Senior Collateral in connection with any judgment, garnishment, attachment, execution, or other pre-judgment, garnishment, attachment, execution or other pre-judgment or post-judgment remedy obtained by NEIPF and Investment Manager against Borrowers or their assets, that are equivalent or superior to SVB’s rights in and priorities with respect to the SVB Senior Collateral under the SVB Documents. Until the SVB Debt has been Indefeasibly Paid and satisfied in full, any sums or assets obtained by NEIPF and Investment Manager through the exercise of any such remedy shall be paid over to SVB for application to the payment of the SVB Debt, except for sums or assets received in respect to the Collateral other than the SVB Senior Collateral.

SECTION 8. Permitted Action by SVB. Notwithstanding the provisions of Section 4 hereof, SVB may take Collection Actions against Borrowers and realize upon the SVB Security Interest in any of the NEIPF Senior Collateral upon the occurrence of the following events: (a) Borrowers shall have defaulted under the SVB Documents, (b) SVB shall have given Borrowers, NEIPF and Investment Manager at least one hundred eighty (180) days prior written notice of such default, (c) Borrowers shall not have cured or caused to be cured such default under the NEIPF Documents, and (d) neither NEIPF (nor Investment Manager) shall have commenced to take action to realize upon NEIPF Security Interest in the NEIPF Senior Collateral; provided, however, that SVB may take Collection Actions against Borrowers and realize upon the SVB Security Interest in the SVB Senior Collateral upon the occurrence of an Event of Default under the SVB Loan Agreement. Upon the request of NEIPF or Investment Manager, SVB shall immediately cease any Collection Actions then being pursued by SVB with respect to the NEIPF Senior Collateral if NEIPF or Investment Manager at any time elects, in their sole discretion, to demand payment of the NEIPF Debt and commence any Collection Actions against Borrowers under the NEIPF Documents or as otherwise authorized by applicable law. Nothing in this Section 8 or elsewhere in this Agreement shall be deemed to confer upon SVB any rights in or priority with respect to the NEIPF Senior Collateral in connection with any judgment, garnishment, attachment, execution, or other pre-judgment, garnishment, attachment, execution or other pre-judgment or post-judgment remedy

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obtained by SVB against Borrowers or their assets, that are equivalent or superior to NEIPF’s rights in and priorities with respect to such Collateral (other than the SVB Senior Collateral) and proceeds thereof under the NEIPF Documents. Until the NEIPF Debt has been Indefeasibly Paid and satisfied in full, any sums or assets obtained by SVB through the exercise of any such remedy shall be paid over to NEIPF for application to the payment of the NEIPF Debt, except for sums or assets received in respect to the SVB Senior Collateral.

SECTION 9. Non-Exclusive License. In the event that NEIPF and/or Investment Manager forecloses on, or otherwise takes possession of, any NEIPF Senior Collateral, NEIPF and Investment Manager hereby grant to SVB a non-exclusive, royalty-free license of such patents, trademarks, copyrights and licenses (to the extent permitted by such licenses) in order for SVB to promote and sell or otherwise dispose of the SVB Senior Collateral, and to realize upon any SVB Senior Collateral; provided; however, that notwithstanding the foregoing, nothing herein shall diminish or infringe upon NEIPF’s and Investment Manager’s first priority security interest in such patents, trademarks, copyrights and licenses and NEIPF and Investment Manager shall be free to sell, transfer, assign or otherwise dispose of any NEIPF Senior Collateral, including, without limitation, such patents, trademarks, copyrights and licenses, as otherwise permitted herein, at any time and in their sole discretion, without the consent of SVB provided that the non-exclusive license granted herein shall survive any such sale or other disposition.

SECTION 10. Indebtedness Owed Only to Lenders. Each Lender warrants and represents to the other Lender that such Lender has not previously assigned any interest in such Lender’s Debt to any party, that such Lender is the sole owner of and participant in such Lender’s Debt, and each Lender covenants that such Lender’s Debt shall continue to be owned and participated in only by such Lender, unless assigned in accordance with the terms of this Agreement as provided in Section 24 hereof, and such Lender’s Debt shall not be converted to equity or exchanged, transferred or otherwise modified in any respect without the prior written consent of the other Lender.

SECTION 11. Priority on Distribution. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrowers, or the proceeds of the Collateral, or of any readjustment of the obligations and indebtedness of Borrowers, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or Insolvency Proceeding or proceeding involving the readjustment of all or any of Borrowers’ indebtedness, or of the sale of the Collateral, or as a result of any casualty to the Collateral covered by insurance, then, and in any such event, all such distributions or proceeds in respect of (a) the SVB Senior Collateral shall be made to SVB until all SVB Debt shall be Indefeasibly Paid and satisfied in full and (b) the NEIPF Senior Collateral shall be made to NEIPF until all NEIPF Debt shall be Indefeasibly Paid and satisfied in full.

SECTION 12. Payments or Distributions Received by SVB. Should any payment or distribution be received by SVB in violation of the terms of this Agreement, SVB shall receive and hold the same in trust, as trustee, for the benefit of NEIPF and shall forthwith deliver the same to NEIPF in precisely the same form received (except for the endorsement or assignment of SVB where necessary) for application on the NEIPF Debt, due or not due, and until so delivered, the same shall be held in trust by SVB as the property of NEIPF.

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SECTION 13. Payments or Distributions Received by NEIPF and Investment Manager. Should any payment or distribution be received by NEIPF or Investment Manager in violation of the terms of this Agreement, NEIPF and Investment Manager shall receive and hold the same in trust, as trustee, for the benefit of SVB and shall forthwith deliver the same to SVB in precisely the same form received (except for the endorsement or assignment of NEIPF or Investment Manager where necessary) for application on the SVB Debt, due or not due, and until so delivered, the same shall be held in trust by Investment Manager or NEIPF as the property of SVB.

SECTION 14. Insolvency.

(a) This Agreement shall be applicable both before and after the commencement of an Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to Borrowers shall be deemed to apply to a trustee for Borrowers and Borrowers as debtors-in-possession. The relative rights of Lenders in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition.

(b) To the extent that Lenders receive payments on, or proceeds of Collateral for, the NEIPF Debt or SVB Debt, as applicable, which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds received, the NEIPF Debt or SVB Debt, as applicable, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the applicable Lender.

SECTION 15. Insurance. Borrowers’ general liability and casualty (and business interruption, if any) insurance policies shall be indorsed to provide that Lenders are mortgagees and secured parties such that payments made upon such policies shall be made (a) with respect to the proceeds of any insurance on the NEIPF Senior Collateral, first to NEIPF, then to SVB and NEIPF and Investment Manager shall have the sole and exclusive right to adjust, compromise or settle any loss on the NEIPF Senior Collateral with the insurer thereof, and (b) with respect to the proceeds of any insurance on the SVB Senior Collateral, first to SVB, then to NEIPF and SVB shall have the sole and exclusive right to adjust, compromise or settle any loss on the SVB Senior Collateral with the insurer thereof.

SECTION 16. Disposition of Assets of Borrower, Release of Collateral. Lenders agree that any disposition by any Lender of the assets of Borrowers, whether by collection, sale, or other manner of liquidation, after a default by Borrowers shall be conclusively presumed to be commercially reasonable and may not be challenged or contested by the other Lender on the ground of commercial unreasonableness. In this regard and without limiting the foregoing, subject to the terms of this Agreement, each Lender may (a) use such means of collection and exercise such diligence with respect thereto as such Lender, in its discretion, deems appropriate under the

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circumstances, and (b) enter into such compromise with and give such releases and acquittances to account debtors or other obligors on Borrowers’ receivables, without obtaining the agreement or concurrence of or giving prior notice to the other Lender, and each Lender hereby waives all right to require that its agreement or consent be obtained or that it be given notice.

SECTION 17. Release of Liens by SVB. SVB agrees that in the event of any sale or other disposition of any of the NEIPF Senior Collateral, whether by Borrowers or by NEIPF or Investment Manager, and whether or not in an Insolvency Proceeding, if NEIPF or Investment Manager agrees to such sale or other disposition, SVB shall: (a) have no right to object to the sale or other disposition of such assets or withhold or delay its consent, if such consent is required for the sale or other disposition of such assets; and (b) upon the request of NEIPF or Investment Manager, provide all necessary releases of security interests and liens held by SVB necessary in order to accomplish such sale or other disposition free and clear of all security interests and liens of SVB, all without any consideration or payment to SVB, unless the proceeds from such sale are applied to the NEIPF Debt and such debt has been Indefeasibly Paid, in which event any proceeds in excess of the amount used to repay the NEIPF Debt in full shall be paid to SVB if SVB had a security interest or lien in such assets subject only to the prior security interest or lien of NEIPF and such proceeds are not required by applicable law to be paid to any other party.

SECTION 18. Release of Liens by NEIPF and Investment Manager. NEIPF and Investment Manager agree that in the event of any sale or other disposition of any of the SVB Senior Collateral, whether or not in an Insolvency Proceeding, if SVB agrees to such sale or other disposition, NEIPF and Investment Manager shall: (a) have no right to object to the sale or other disposition of such assets or withhold or delay its consent, if such consent is required for the sale or other disposition of such assets; and (b) upon the request of SVB, provide all necessary releases of security interests and liens held by NEIPF or Investment Manager necessary in order to accomplish such sale or other disposition free and clear of all security interests and liens of NEIPF or Investment Manager, all without any consideration or payment to NEIPF or Investment Manager, unless the proceeds from such sale are applied to the SVB Debt and such debt has been Indefeasibly Paid, in which event any proceeds in excess of the amount used to repay the SVB Debt in full shall be paid to NEIPF if NEIPF or Investment Manager had a security interest or lien in such assets subject only to the prior security interest or lien of SVB and such proceeds are not required by applicable law to be paid to any other party.

SECTION 19. Additional Covenants. No Lender shall take or permit any action prejudicial to or inconsistent with the other Lender’s priority position with regard to the Collateral that is created by the Agreement.

SECTION 20. Default under SVB Documents. SVB shall provide NEIPF and Investment Manager, concurrently with the giving thereof to Borrowers (a) a copy of any written notice by SVB of either a default or an Event of Default under the SVB Documents, or written notice of demand of payment from Borrowers, and (b) any written notice sent by SVB to Borrowers at any time an Event of Default under such SVB Documents exists stating SVB’s intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the SVB Senior Collateral or other judicial or non-judicial remedy in respect thereof, and any legal

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process served or filed in connection therewith; provided, that, the failure of SVB to give notice as required hereby shall not affect the relative priorities of Lenders’ respective Security Interests as provided herein or the validity or effectiveness of any such notice as against Borrowers. Borrowers hereby authorize and consent to each of Lenders sending any such notices to the other Lender.

SECTION 21. Default under NEIPF Documents. NEIPF shall provide SVB, concurrently with the giving thereof to Borrowers (a) a copy of any written notice by NEIPF of either a default or an Event of Default under the NEIPF Documents, or written notice of demand of payment from Borrowers, and (b) any written notice sent by NEIPF to Borrowers at any time an Event of Default under such NEIPF Documents exists stating NEIPF’s intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the NEIPF Senior Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided, that, the failure of NEIPF to give notice as required hereby shall not affect the relative priorities of Lenders’ respective Security Interests as provided herein or the validity or effectiveness of any such notice as against Borrowers. Borrowers hereby authorize and consent to each of Lenders sending any such notices to the other Lender.

SECTION 22. Instrument Legend. All notes evidencing the SVB Debt and the NEIPF Debt, as the case may be, and any renewals or replacements thereof and any security agreements securing the payment of such debt, will, on the date hereof or promptly hereafter be inscribed with a legend conspicuously indicating that the security interest in the Collateral is subject to the terms of this Agreement and copies thereof will be delivered to each Lender promptly hereafter.

SECTION 23. Subrogation. Each Lender shall be subrogated to the rights of the other Lender to receive distributions with respect to such Lender’s Debt, to the extent that distributions otherwise payable to such Lender have been applied to the other Lender’s Debt in accordance with the provisions of this Agreement. As between Borrowers and each Lender, a distribution applied to one Lender’s Debt in accordance with the provisions of this Agreement which otherwise would have been made to the other Lender shall not be deemed a payment on the indebtedness owed by Borrowers to such other Lender, it being understood that the subordination provisions of this Agreement are intended solely for the purpose of defining the relative rights of Lenders, and nothing contained in this Agreement shall impair the obligations of Borrowers, which are absolute and unconditional, to pay to Lenders in accordance with the terms of the NEIPF Debt or the SVB Debt (as the case may be), except as such obligation is modified by the rights confirmed hereunder in favor of each Lender, or affect the relative rights of the Lenders and the creditors of Borrowers other than the Lenders. No Lender shall have an obligation or duty to protect the other Lender’s right of subrogation and no Lender shall have liability to the other Lender for any loss or impairment of such other Lender’s subrogation rights.

SECTION 24. Assignment of NEIPF Debt or SVB Debt. Prior to any assignment, transfer or grant of a participation in the NEIPF Debt or the SVB Debt being effective, the assignee, transferee or participant shall join in or otherwise agree to be bound by this Agreement and shall, in the non-transferring Lender’s reasonable discretion, be able to fulfill the transferring Lender’s responsibilities under such transferring Lender’s Documents.

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SECTION 25. Term. This Agreement shall constitute a continuing agreement between Lenders, and shall remain in full force and effect until all of either the NEIPF Debt or the SVB Debt shall have been Indefeasibly Paid and fully satisfied and all financing arrangements and commitments between Borrowers and Lenders pursuant to such Lender’s Documents have been terminated in writing.

SECTION 26. Waivers of Lenders. All of the NEIPF Debt and the SVB Debt shall be deemed to have been made or incurred in reliance upon this Agreement, and each Lender expressly waives all notice of the acceptance by the other Lender of the subordination and other provisions of this Agreement, notice of the incurring of indebtedness from time to time under the NEIPF Documents and the SVB Documents and all other notices not specifically required pursuant to the terms of this Agreement or by law, and each Lender expressly waives reliance by the other Lender upon the subordination and other agreements as herein provided. Each Lender agrees that the other Lender has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the such Lender’s Documents or the collectibility of such Lender’s Debt, or the perfection of the Security Interests in the Collateral, and that each Lender shall be entitled to manage and supervise such Lender’s Debt in accordance with applicable law and its usual practices, modified from time to time as such Lender may deem appropriate under the circumstances.

SECTION 27. Waiver of Trial by Jury. Each party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party on or with respect to this Agreement or any other loan document or which in any way relates, directly or indirectly, to the NEIPF Documents or the SVB Documents or any other event, transaction or occurrence arising out of or in any way connected with this Agreement or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Each Lender acknowledges and agrees that this paragraph is a specific and material aspect of this Agreement between the parties and that the parties would not extend any funds to Borrowers if this waiver of jury trial paragraph were not a part of this Agreement. This waiver of jury of trial is separately given, knowingly, willingly and voluntarily made by each party, and the parties agree that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. Each Lender is hereby authorized to submit this Agreement to any court having jurisdiction over the subject matter, Borrowers or any Lender, so as to serve as conclusive evidence of such waiver of right to trial by jury. Borrowers represent and warrant that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with such counsel.

SECTION 28. Actions Permitted. Subject to the terms of this Agreement, NEIPF and Investment Manager may extend, modify, or renew all or any part of the NEIPF Debt, release any surety or security, obtain additional security or exercise any other right, without in any way impairing or altering NEIPF’s rights hereunder. Subject to the limitations on the incurrence of indebtedness and liens set forth in the NEIPF Documents and the terms of this Agreement, SVB may extend, modify, or renew all or any part of the SVB Debt, release any surety or security, obtain additional

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security or exercise any other right, without in any way impairing or altering SVB’s rights hereunder. So long as an assignment is in accordance with Section 24 herein, either Lender may from time to time, whether before or after any discontinuance of this Agreement and without notice to Borrowers, assign or transfer all or any part of the NEIPF Debt or SVB Debt, as applicable, or any interest therein and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such NEIPF Debt or SVB Debt, as applicable, shall be and remain NEIPF Debt or SVB Debt, as applicable, for purposes of this Agreement and every assignee or transferee and successive assignee or transferee of any of the NEIPF Debt or SVB Debt, as applicable, or any interest therein shall, to the extent of the interest of such assignee or transferee in the NEIPF Debt or SVB Debt, as applicable, be entitled to the benefits of this Agreement as if such assignee or transferee were NEIPF or SVB, as applicable; provided, however, that unless NEIPF or SVB, as applicable, shall otherwise consent in writing, NEIPF or SVB, as applicable, shall have and retain an unimpaired right prior and superior to that of any such assignee or transferee, of this Agreement for the benefit of NEIPF or SVB, as applicable, as to such part of the NEIPF Debt or SVB Debt that NEIPF or SVB, as applicable, has not assigned or transferred.

SECTION 29. Waivers of Lenders. No waiver shall be deemed to be made by any Lender of any of its rights hereunder, unless the same shall be in writing with return receipt or other acknowledgment requested, signed on behalf of such Lender, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of such Lender in any other respect at any other time.

SECTION 30. Notices. Any notice, demand or other communication required or permitted under the terms of this Agreement shall be in writing with return receipt or other acknowledgment requested, and shall be made by telegram, telex or electronic transmitter, Federal Express, Express Mail or other similar overnight delivery service or certified or registered mail, return receipt requested, and shall be deemed to be received by the addressee one (1) business day after sending, if sent by telegram, telex or electronic transmitter, Express Mail, Federal Express or other similar overnight delivery service, and three (3) business days after mailing, if sent by certified or registered mail. Notices shall be addressed as provided below:

(a)	If to SVB:

Silicon Valley Bank

One Newton Executive Park, Suite 200

Newton, MA 02462

Attn: Jay T. Tracy

FAX: (310) 338-6110

with a copy to:

Riemer & Braunstein LLP

Three Center Plaza

Boston, Massachusetts 02108

Attn: Charles W. Stavros

FAX: (617) 692-3441

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(b)	If to NEIPF or Investment Manager:

c/o Columbia Partners, L.L.C. Investment Management

1775 Pennsylvania Avenue, NW

Suite 1000

Washington, DC 20006

ATTN: Jason Crist

Fax: (202) 296-2535

With a copy to:

Cooley Godward Kronish LLP

1900 M Street NW

Suite 500

Washington, DC 20036

Attention: Aaron J. Velli, Esquire

(c)	If to any Borrower:

Vertical Communications, Inc.

One Memorial Drive

Cambridge, MA 02142

ATTN: Chief Financial Officer

Fax: (914) 554-5012

with a copy to:

Andrews Kurth LLP

1717 Main Street, Suite 3700

Suite 3700

Dallas, TX 75201

ATTN: Victor B. Zanetti, Esquire

Fax: (214) 659-4890

or at such other address as any party may designate by notice to the other parties in accordance with the provisions hereof.

SECTION 31. Governing Law and Consent to Jurisdiction. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws and decisions of the State of New York, without regard to its principles of conflicts of law. Venue for any adjudication hereof shall be only in the courts of the State of New York, or the federal courts in the State of New York, and each Lender expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Lender hereby waives any

13.

objection which such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. All courts shall afford full faith and credit to any judgment rendered by a court of the State of New York, or the federal courts in the State of New York, against any of the parties or other obligees hereunder, and would hold that the New York courts have jurisdiction to enter a valid, in personam judgment against each Lender or other obligees hereunder. Each Lender agrees that service of any summons and/or complaint, and any other process which may be served in any action, may be made by mailing via registered mail or delivering a copy of such process to such Lender at the address specified in Section 30 hereof.

SECTION 32. Parties. This Agreement shall be binding upon, and inure to the benefit of, each Lender and their respective heirs, personal representatives, successors and assigns. The term “Borrower” as used herein shall also refer to the successors and assigns of each Borrower, including, without limitation, a receiver, trustee, custodian or debtor-in-possession.

SECTION 33. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

SECTION 34. Authority. Each party hereto represents and warrants to the other parties that it has authority to enter into this Agreement and that the person signing for it is authorized and directed to do so.

SECTION 35. Entire Agreement. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by each Lender.

SECTION 36. Additional Documentation. Each party hereto shall execute and deliver to the other parties such further instruments and shall take such further action as such other parties may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

SECTION 37. Expenses. Each party agrees that it shall pay its own expenses of any kind, including attorneys’ fees that such party may incur in enforcing any of its rights under this Agreement.

SECTION 38. Defects Waived. This Agreement is effective notwithstanding any defect or voidability in the validity or enforceability of any instrument or document evidencing the NEIPF Debt or the SVB Debt.

SECTION 39. Relationship of the Parties. The relationship between the Lenders is, and at all times shall remain solely that of co-lenders. The Lenders shall not under any circumstances be

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construed to be partners or joint venturers of one another; nor shall the Lenders under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with one another, or to owe any fiduciary duty to one another. The Lenders do not undertake or assume any responsibility or duty to each other to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with Borrowers’ property, any Collateral held by any Lender or the operations of Borrowers. Each Lender shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender in connection with such matters is solely for the protection of such Lender.

SECTION 40. No Third Party Beneficiaries. All undertakings, agreements, representations and warranties contained in this Agreement are solely for the benefit of the Lenders (including Investment Manager) and there are no other parties (including, without limitation, Borrowers) who are intended to be benefited in any way by this Agreement, provided, however, the provisions hereof shall inure to the benefit of any financial institution or other lender providing replacement working capital or other financing for the Borrowers in place of the SVB Debt or the NEIPF Debt, regardless of whether any such replacement lender provides its own financing or succeeds to any Lender’s financing by assignment, provided such replacement lender shall join in or otherwise agree to be bound by this Agreement and shall, in the other Lender’s reasonable discretion, be able to fulfill such Lender’s responsibilities in a similar manner provided for under such Lender’s Documents. If requested by such replacement lender, such other Lender shall execute with such replacement lender an agreement substantially similar to this Agreement.

SECTION 41. Equitable Remedies. Each Lender acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other Lender. Therefore, the relief to which any Lender shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

SECTION 42. Counterparts. This Agreement and any document or instrument related hereto may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement or any notice, communication, agreement, certificate, document or other instrument in connection herewith shall be effective as delivery of an executed original counterpart thereof

SECTION 43. Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

SIGNATURE PAGE FOLLOWS

15.

IN WITNESS WHEREOF, this Subordination and Intercreditor Agreement has been duly executed by the parties hereto as of the day and year first above written.

SILICON VALLEY BANK

By:
Name:
Title:

COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT

By:
Name:
Title:

NEIPF, L.P.

By:	Columbia Partners, L.L.C. Investment Management, its Authorized Signatory

By:
Name:
Title:

16.

ACKNOWLEDGMENT AND AGREEMENT OF BORROWER

The undersigned Borrowers named in the foregoing Agreement do hereby accept, and acknowledge receipt of a copy of, the foregoing Agreement, and agree that (a) they will not pay any of the SVB Debt except as the foregoing Agreement provides, (b) they will be bound by all provisions of the foregoing Agreement, including without limitation, the subrogation provisions thereof and the agreements between NEIPF and SVB with respect to the payment of the proceeds of any disposition of the Collateral. In the event of a willful breach by the undersigned of any of the provisions herein, all of the NEIPF Debt shall, without presentment, demand, protest or notice of any kind become immediately due and payable unless NEIPF shall otherwise elect in writing.

All capitalized terms used in this Acknowledgment and Agreement without definition shall have the same meanings as set forth in the foregoing Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Acknowledgment and Agreement to be duly executed as of May 25, 2007.

Borrower:

VERTICAL COMMUNICATIONS, INC.

By:
Name:
Title:

VERTICAL COMMUNICATIONS ACQUISITION CORP.

By:
Name:
Title:

VODAVI TECHNOLOGY, INC.

By:
Name:
Title:

VODAVI COMMUNICATIONS SYSTEMS, INC.

By:
Name:
Title:

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